SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 16, 1998
                                                         -------------

             PAINE WEBBER INCOME PROPERTIES FOUR LIMITED PARTNERSHIP
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-10980                 04-2738053
--------------------------------------------------------------------------------
(State or other jurisdiction)         (Commission             (IRS Employer
    of incorporation                  File Number)          Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FOUR LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

Charter Oak Apartments, Creve Coeur, Missouri

Disposition Date - July 16, 1998

     On July 16, 1998, Charter Oak Associates, a joint venture in which Paine Webber Income Properties Four Limited Partnership ("the Partnership") has an interest, sold the property known as Charter Oak Apartments located in Creve Coeur, Missouri, to an unrelated third party, Realty Ventures I Inc., a Virginia corporation, for $21.4 million. The Partnership received net proceeds of approximately $8,703,000 after deducting closing costs of approximately $251,000, closing proration adjustments of approximately $370,000, the repayment of the existing first mortgage loan of approximately $9,898,000, related accrued interest of approximately $61,000 and a payment of approximately $2,117,000 to the Partnership's co-venture partner for its share of the sales proceeds in accordance with the joint venture agreement. In addition to the net sale proceeds, the Partnership will receive its share of the net cash flow from the operations of Charter Oak through the date of the sale upon the dissolution of the joint venture, which is expected to occur within the next 2- to -3 months.

     As discussed further in the Partnership's Quarterly Report on Form 10-Q for the period ended March 31, 1998, the Partnership and its co-venture partner had selected a local brokerage firm with a strong background in selling apartment properties in the St. Louis area to market the Charter Oak property for sale. Subsequent to the end of the second fiscal quarter a marketing package was prepared, and comprehensive sale efforts began in May 1998. As a result of those efforts, twenty-nine offers were received. The prospective purchasers were then requested to submit best and final offers. Eight of the prospective buyers submitted best and final offers. After completing an evaluation of these offers and the relative strength of the prospective purchasers, the Partnership and its co-venture partner selected an offer. A purchase and sale agreement was negotiated with this prospective buyer and the sale transaction was closed on July 16, 1998. Management believed that a current sale of the Charter Oak property was in the best interests of the Limited Partners due to the exceptionally strong market conditions that exist at the present time and which resulted in the achievement of a very favorable selling price. The Partnership anticipates that it will distribute all of the net sales proceeds from the sale of Charter Oak on or before October 15, 1998 after it receives final documentation from HUD of its formal approval of the prepayment of the HUD-insured first mortgage loan which encumbered Charter Oak. The receipt of such approval should be a mere formality. The Partnership expects to receive HUD approval by mid-September 1998.

     Subsequent to the sale of the Charter Oak property, the Partnership's only remaining real estate asset is its joint venture interest in the Bristol Pointe Apartments. As discussed further in the Partnership's most recent quarterly report on Form 10-Q, this property is in the process of being actively marketed with a goal of completing a sale and a liquidation of the Partnership prior to the end of calendar 1998. There are no assurances, however, that the sale of the remaining asset and the liquidation of the Partnership will be completed within this time frame.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:


         (1) Purchase and Sale Agreement by and between Charter Oak Associates and Realty Ventures I, Inc., dated July 6, 1998.

                                   FORM 8-K

                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FOUR LIMITED PARTNERSHIP



         (2) Unanimous Written Consent of the General Partners, Charter Oak Associates, dated July 16, 1998.

         (3) Special Warranty Deed by and between Charter Oak Associates and MREF II Property IV, LLC, dated July 16, 1998.

         (4) Bill of Sale and General Assignment by Charter Oak Associates in favor of MREF II Property IV, LLC, dated July 16, 1998.

         (5) Assignment and Assumption of Leases and Security Deposits between Charter Oak Associates and MREF II Property IV, LLC, dated July 16, 1998.

         (6) Acknowledgement and Indemnification Agreement by MREF II Property IV, LLC for the benefit of Charter Oak Associates, Paine Webber Income Properties Four Limited Partnership and Paragon/Charter Oaks Associates, Ltd., dated July 16, 1998.

         (7) Disbursements Summary/Balance Sheet for Charter Oaks Associates and MREF II Property IV, LLC, dated July 16, 1998.

         (8) Seller's Settlement Statement between Charter Oak Associates and MREF II Property IV, LLC, dated July 16, 1998.

         (9) Purchaser's Settlement Statement between Charter Oak Associates and MREF II Property IV, LLC, dated July 16, 1998.

                                   FORM 8-K

                                CURRENT REPORT

           PAINE WEBBER INCOME PROPERTIES FOUR LIMITED PARTNERSHIP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           PAINE WEBBER INCOME PROPERTIES FOUR LIMITED PARTNERSHIP
                                 (Registrant)


                              By:   FOURTH INCOME PROPERTIES FUND, INC.
                                    -----------------------------------
                                        (Managing General Partner)



                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  July 30, 1998

                           PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN
                       CHARTER OAK ASSOCIATES ("SELLER")
                                       AND
                        REALTY VENTURES I, INC. ("BUYER")



                          THE CHARTER OAK APARTMENTS
                           11907 Charter House Lane
                       St. Louis County, Missouri  63141

                               TABLE OF CONTENT


                                                                      Page
                                                                      ----


ARTICLE 1..................................................................1
      DEFINITIONS..........................................................1


ARTICLE 2..................................................................4
      PURCHASE AND SALE....................................................4


ARTICLE 3..................................................................4
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS.................................4


ARTICLE 4..................................................................7
      PRECLOSING OPERATION.................................................7


ARTICLE 5..................................................................7
      ACCESS, INSPECTION, DILIGENCE........................................7


ARTICLE 6..................................................................12
      TITLE AND SURVEY.....................................................12


ARTICLE 7..................................................................13
      CONDITIONS PRECEDENT AND CLOSING.....................................13


ARTICLE 8..................................................................17
      CASUALTY AND CONDEMNATION............................................17


ARTICLE 9..................................................................18
      BROKERAGE COMMISSIONS................................................18


ARTICLE 10.................................................................18
      DEFAULT, TERMINATION AND REMEDIES....................................18


ARTICLE 11.................................................................20
      REPRESENTATIONS AND WARRANTIES.......................................20


ARTICLE 12.................................................................24
      MISCELLANEOUS........................................................24


ARTICLE 13.................................................................28
      IRS FORM 1099-S DESIGNATION..........................................28


ARTICLE 14.................................................................28
      INTENTIONALLY OMITTED................................................28

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - PROPERTY CONTRACTS
EXHIBIT D - EARNEST MONEY ESCROW INSTRUCTIONS
EXHIBIT E - RENT ROLL
EXHIBIT F - FORM OF ESCROW CLOSING INSTRUCTIONS
EXHIBIT G - DUE DILIGENCE DOCUMENTS

                           PURCHASE AND SALE AGREEMENT

                             Charter Oak Apartments



      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the 6th day of July, 1998 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:


Buyer:                  Realty Ventures I, Inc., a Missouri corporation
-----

Deposit:                See Section 3.1
-------

Documents:              Those materials listed on Exhibit G attached hereto.
---------

Environmental
Requirements:           All laws, ordinances, statutes, codes, rules,
------------            regulations, agreements, judgments, orders and decrees
                        now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous
                        Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Escrowed Amount:        See Section 3.1
---------------

Hazardous Substances:   Any substance which is or contains:  (i) any
--------------------    "hazardous substance" as now or hereafter defined in
                        Section 101(14) of the Comprehensive Environmental
                        Response, Compensation, and Liability Act of 1980, as
                        amended (42 U.S.C. Section 9601 et seq.) or any
                        regulations promulgated under CERCLA; (ii) any
                        "hazardous waste" as now or hereafter defined in the
                        Recourse Conservation and Recovery Act (42 U.S.C.
                        Section 6901 et seq.) or regulations promulgated under
                        RCRA;  (iii)  any  substance   regulated  by  the  Toxic
                        Substances  Control  Act (15  U.S.C.  Section  2601  et.
                        seq.);  (iv)  gasoline,  diesel fuel or other  petroleum
                        hydrocarbons;   (v)  asbestos  and  asbestos  containing
                        materials,  in any form,  whether friable or nonfriable;
                        (vi)  polychlorinated  biphenyls;  (vii) radon gas;  and
                        (viii) any additional  substances or materials which are
                        now  or  hereafter   classified   or  considered  to  be
                        hazardous or toxic under Environmental Requirements or the common law, or any other applicable law related to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real Property: (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) if emanated or migrated from the Real Property, could constitute a trespass.

Improvements:           All buildings, structures and other improvements
------------            situated upon the Land and all fixtures, systems and
                        facilities owned by Seller and located on the Land.

Intangible Property:    All of Seller's right, and, to the extent
-------------------     available, title and interest, if any, in all
                        intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Seller's right, title and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Real Property, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Land and Improvements, including the use of the name "Charter
                        Oak Apartments", and (iv) all plans and
                        specifications, in each case to the extent that Seller may legally transfer the same.

Land:                   All of the land described on Exhibit A attached
----                                                 ---------
                        hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

Leases:                 All of Seller's rights in all leases and other
------                  occupancy agreements covering any portion of the Land
                        or Improvements.

Personal Property:      All furniture, carpeting, appliances, equipment,
-----------------       machinery, inventories, supplies (including all
                        leasing materials, literature and other promotional
                        materials), signs and other tangible personal property
                        of every kind and nature, if any, owned by Seller and
                        installed, located at and used in connection with the
                        ownership, occupation and operation of the Real
                        Property, including, without limitation, the Personal
                        Property listed on Exhibit B attached hereto.
                                           ---------
                        Personal Property specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

Property:               The Real Property, the Personal Property, the Leases,
                        the Tenant Deposits, the Intangible Property and the Property Contracts known as Charter Oak Apartments, located at 11907 Charter House Lane, St. Louis County,
                        Missouri  63141.

Property Contracts:     All of Seller's rights, if any, in the contracts
------------------      listed on Exhibit C attached hereto, being all
                                  ---------
                        service, supply and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that (i) Seller is entitled to transfer the same to Buyer, and (ii) Buyer does not elect to have Seller terminate them in accordance with
                        Section 4.3 below.

Purchase Price:         $21,400,000
--------------

Real Property:          The Land and the Improvements.
-------------

Seller:                 Charter Oak Associates, a Missouri general
------                  partnership.

Tenant Deposits:        Seller's rights to unapplied security deposits under
---------------         the Leases.

Title Company:          Title Insurer's Agency, Inc.
-------------


                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.


                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Initial Non-Refundable, Non-Interest-Bearing Payment to Seller. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deliver to Seller a non-refundable payment (the "Payment") in the amount of Fifty
Thousand Dollars ($50,000) which amount shall be deemed earned upon the execution and delivery of this Agreement by Seller and Buyer. In all events, Seller shall retain the Payment, provided, however, that if the Closing occurs, the amount of the Payment shall be credited towards the Purchase Price.

      3.2 Deposit. Provided that Buyer does not terminate this Agreement pursuant to Section 5.2 herein, on or prior to 5:00 p.m. on the Diligence Date, Buyer shall deposit immediately available funds with the Title Company (hereinafter sometimes referred to as the "Escrow Agent") the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) (the "Deposit") to secure Buyer's obligations under this Agreement. The Escrow Agent shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the "Escrowed Amount") shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Exhibit D. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below.

      3.3 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in United States dollars by wire transfer of federal funds, less the Escrowed Amount (the "Cash Balance").

      3.4 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.5 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, prepaid or past due amounts under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.6 Utility Proration. To the extent reasonably feasible, the Seller shall request that the property manager at the Property cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. Buyer shall forward to Seller a check in the amount of all past due rents collected by Buyer and attributable to Seller's period of ownership, if any, net of Buyer's costs of collection thereof, within thirty (30) days of the Closing Date.

      3.7 Income and Expense Proration. Collected rents for the then current and any future period, security deposits which have not been previously applied by Seller, prepaid rentals, and all expenses and other charges in connection with the operation of the Property shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. In addition to the foregoing, at Closing the Purchase Price shall be increased by the amount of uncollected or past due rent; provided, however, that no adjustment shall be made for rent which is more than one (1) month past due. Seller shall be entitled to attempt to collect all rents and other charges which are more than one (1) month past due but shall not be entitled to pursue eviction proceedings in connection with such collection efforts.

      3.8 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Seller shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the closing Date.

      3.9   Closing Costs.

            (a) Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, and (ii) 50% of the escrow fees of the Escrow Agent.

            (b) Buyer shall pay: (i) 50% of the escrow fees of the Escrow Agent, if any, (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports,
      (v) all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owner's title policy, (vi) all costs allocable to preparation of the survey
      (approximately $6,000), and (vii) all state, county or other taxes associated with the transfer of the property.

            (c) All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the "Rent Roll") containing a list of all occupants of the Property pursuant to the Leases as of the date hereof is attached hereto as Exhibit E. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, (ii) be for a term of not more than one (1) year (with respect to residential Leases only), and (iii) on the Seller's current standard form of lease.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing.

      4.3 Property Contracts. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Property Contracts which relate to its respective period of ownership. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access/Purchaser's Responsibilities/Purchaser's Indemnity.

            (a) Buyer acknowledges receipt of the Documents. From the date hereof through the Diligence Date (hereinafter defined), Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make all Documents available to Buyer or Buyer's agents during normal business hours for review and copying at Buyer's expense upon advance written notice to Seller from the date hereof through the Diligence Date.

            (b) Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys' fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents and other information or materials relating to the Property are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2   Diligence.

      Buyer shall complete its due diligence on or before the date which is five
(5) days from the date hereof (the "Diligence Date"). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.3 BUYER SHALL BE DEEMED TO HAVE WAIVED ON THE DILIGENCE DATE ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3   Copies of Reports/Return of Documents.

            (a) Buyer has delivered to Seller a copy of the Phase I (as defined in Exhibit G). If such Phase I indicates the existence or reasonable potential existence of any Hazardous Substance contamination of any portion of the Property, Seller may terminate this Agreement by giving written notice to Buyer within five (5) business days after Buyer provides Seller with copies of such reports, tests or studies. Upon such termination, in accordance with paragraphs (b) and (c) below, the Escrowed Amount shall be promptly returned to Buyer and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except those obligations arising under provisions of this Agreement which are expressly intended to survive termination.

            (b) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

            (c) The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under
      Section 5.4(a) and (b).

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE. BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF WHICH SURVIVE CLOSING HEREUNDER. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN IN SECTION 11.2, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.


      5.6 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) A current ALTA as-built survey of the Real Property or an update of Seller's survey (the "Survey"); and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance from the Escrow Agent (the "Title Commitment"). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, within two (2) business days of the date hereof, provide Seller with written notice of such objections (the "Title Objections"). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, unless Seller specifically agrees to cure a Title Objection, Seller shall not be obligated to incur any costs or expenses in excess of $10,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure by the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions."

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a)   All Leases;

            (b) All zoning, building and other laws applicable to the Property;

            (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (d) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            (e) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to Section 6.1, above;

            (f)   The Permitted Exceptions;

            (g)   Any matters shown on the Survey; and

            (h) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

      Notwithstanding the foregoing, if the conditions set forth in this Section
7.1 or any other condition of Closing (other than an obligation of Buyer under Section 7.2 below) shall not have been fulfilled on or before the Closing Date, Seller shall have the right (in its sole discretion), exercisable by written notice to Buyer at or before the Closing, to extend the Closing Date to the date which is ten (10) days following Seller's receipt of final, unconditioned approval from the lender holding Deed of Trust encumbering the Property for the prepayment of the outstanding principal balance of such debt, together with a covenant from such lender to provide to Buyer on the Closing Date a pay-off letter and customary discharge documents reasonably satisfactory to Seller. Upon any such extension, the term "Closing Date" as used herein shall mean the date set forth in such written notice from Seller. If Buyer's conditions as set forth in this Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller, and upon receipt of such notice Seller shall direct the Escrow Agent to return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein); and

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete.

      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1, the consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur through an escrow closing arrangement as described in Schedule F attached hereto on July 23, 1998 (the "Closing Date"), at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as Exhibit F. It is agreed that time is of the essence in this Agreement.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered the following:

            (a) A duly executed and acknowledged special warranty deed conveying the Land and the Improvements to Buyer;

            (b) A duly executed quitclaim bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer;

            (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the "Assignment of Leases");

            (d) A duly executed assignment and assumption of Property Contracts being assumed (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

            (g) An updated Rent Roll (including a list of all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

            (h) Such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (i) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

            (k) Originals, or where unavailable, copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property;

            (l) All keys to all locks on the Property and similar items, to the extent in Seller's possession; and

            (m) An indemnity pursuant to Section 4.3 with respect to each Property Contract.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (f) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            (g) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (h) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits;

            (i) An indemnity pursuant to Section 4.3 of this Agreement with respect to each Property Contract; and

            (j) Executed  counterparts of any other documents  listed in Section
      7.4 required to be signed by Buyer.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $1,000,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Ken Aston of Apartment Investment Advisors, Ltd. (the "Broker"). Seller agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive the Escrowed Amount plus Buyer's actual out-of-pocket expenses incurred in connection with the transaction contemplated herein up to the maximum amount of Twenty Thousand and No/100 Dollars ($20,000.00), whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount. IN NO EVENT SHALL SELLER, ITS DIRECT OR
INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY BEYOND ITS INTEREST IN THE PROPERTY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON COMMON LAW, CONTRACT, STATUTE, EQUITY OR OTHERWISE.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages. Notwithstanding the foregoing, in the event of Buyer's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer asserts any claims or rights to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

      10.3 Indemnity. Buyer agrees to indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) of every kind and character asserted against or incurred by Seller at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by Buyer for the period from and after the Closing Date. Seller agrees to indemnify, hold harmless and defend Buyer from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses
(including reasonable attorneys' fees and court costs) of every kind and character asserted against or incurred by Buyer at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by Seller for the period prior to the Closing Date. The provisions of this Section 10.3 shall survive the Closing.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a Missouri corporation, duly organized and in good standing under the laws of the State of Missouri, is qualified to do business in the State of Missouri and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance, and performing the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c)   Buyer is not in any way affiliated with Seller;

            (d) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the State of Missouri, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by Buyer.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2  Seller's  Representations  and  Warranties.   Seller  is  a  general
partnership existing under the laws of the State of Missouri.

            (a) Seller has full right, power and authority and is duly authorized to enter into this Agreement and on the Closing Date, Seller shall have the full right, power and authority, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement shall constitute the valid and binding obligation of Seller enforceable in accordance with its terms.

            (b) Seller has directed its manager to deliver or to make available to Buyer (i) complete copies of all Leases and (ii) the Rent Roll.

            (c) Seller has requested that its property manager to make available to Buyer through the Diligence Date copies of all records and documents relating to the Property not included within the Documents.

            (d) Seller has not been served with notice of any actions, suits, or proceedings against or affecting the Seller or the Property that either
      (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to "Seller's knowledge", or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Peter Sullivan, without independent investigation or inquiry. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed "AS IS". (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES (HEREINAFTER DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY,
(XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS", WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND
WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

                                 --------------
                                Buyer's Initials

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing and so long as it will not affect the Lender's consent to or the timing of the Closing Buyer may elect to have a nominee entity accept title to the Property at Closing, provided that any such nominee must be an affiliated entity controlled by or under common control with Buyer, and Buyer shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to Closing. No designation of a nominee to receive title shall release Buyer from its obligations under this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.


      (1)   If to Seller:

            c/o Paine Webber Properties Incorporated
            265 Franklin Street - 15th Floor
            Boston, MA 02110
            Attn: Mr. Peter F. Sullivan

      and

            Paragon/Charter Oak Associates, Ltd.
            c/o Paragon Group
            1401 South Brentwood Boulevard, Suite 675
            St. Louis, MO 63144
            Attn: Mr. Lewis Levey


      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Cara A. Ahola, Esq.

      (2) If to Buyer:

            Realty Ventures I, Inc.
            Michelson Organization
            7701 Forsyth, Suite 900
            Clayton, MO 63105
            Attn: Bruce V. Michelson


      with a copy to:

            Thomas Coburn
            One Mercantile Center
            St. Louis, MO 63101
            Attn: Michael Lazaroff, Esq.

      (3) If to the Escrow Agent:

            Title Insurers Agency, Inc.
            226 South Meramec Avenue, Suite 100
            Clayton, Missouri 63105
            Attn: Tracy J. Pauley


      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer within two (2) business days of the date hereof, provided that the failure to timely deliver such documents shall not constitute a default by Seller hereunder.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Escrow Agent (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                                   ARTICLE 14

                              INTENTIONALLY OMITTED


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                              SELLER:

                             CHARTER OAK ASSOCIATES,
                             a Missouri general partnership

                              By: PaineWebber Income Properties Four Limited
                                  Partnership,
                                    a Delaware limited partnership

                                  By:  Fourth Income Properties Fund, Inc.,
                                       managing general partner

                                       By: /s/ Peter F. Sullivan
                                           ---------------------
                                           Name:  Peter F. Sullivan
                                           Title: Vice President

                                       and

                              By: Paragon/Charter Oak Associates, Ltd.


                                  By:  /s/ Lewis A. Levey
                                       ------------------
                                       Lewis A. Levey, General Partner

                              BUYER:

                             REALTY VENTURES I, INC.


                              By: /s/ Bruce V. Michelson, Sr.
                                  ---------------------------
                                  Bruce V. Michelson, Sr.
                                  President

                              ESCROW AGENT:

                           TITLE INSURERS AGENCY, INC.


                             By:/s/ Tracy J. Pauley
                                -------------------
                             Name:  Tracy J. Pauley
                             Title:   Vice President

                            JOINDER BY TITLE COMPANY

      Title Insurers Agency, Inc., referred to in this Agreement as the Escrow Agent, hereby acknowledges that it received this Agreement executed by Seller and Buyer on the __ day of ______, 199_, and accepts the obligations of the Escrow Agent as set forth herein. It further acknowledges that it received the Deposit on the __ day of ______, 1998. The Escrow Agent agrees to deposit the Deposit and to distribute the Escrowed Amount in accordance with the terms and provisions of this Agreement.

                              ESCROW AGENT:   TITLE INSURERS AGENCY, INC.


                              By: _____________________________
                                  Name:
                                  Title:
                                  Date:

                                JOINDER BY BROKER

      The undersigned Broker joins herein to evidence such Broker's agreement to the provisions of Article 9 and to represent to Seller and Buyer that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Section 11.4, and (iii) is a duly licensed broker in the State of Missouri and is currently permitted to conduct business in the State of Missouri and be paid a real estate commission.


                                  BROKER:   APARTMENT INVESTMENT ADVISORS, LTD.


                                  BY:  ____________________________
                                      Name:
                                      Title:
                                      License No:
                                      Tax Id. No.:
                                      Date:

                                    EXHIBIT A

                                    The Land


Parcel No. 1: CHARTER OAKS PLAT NO. 1, according to the plat thereof recorded in Plat Book 126 Pages 84 and 85 of the St. Louis County Recorder's Office; EXCEPTING THEREFROM that part dedicated to the City of Creve Coeur recorded in Book 9053 page 2219 and Book 9053 page 2224.

Parcel No. 2: CHARTER OAKS PHASE 2, according to the plat thereof recorded in
              Plat book 131 pages 62 and 63 of the St. Louis County Recorder's Office.

ADDRESS:      11907 Charter House Lane

                             CHARTER OAK ASSOCIATES,
                        A MISSOURI GENERAL PARTNERSHIP
                            UNANIMOUS WRITTEN CONSENT
                             OF THE GENERAL PARTNERS


                                  July 16, 1998

      The undersigned, being all of the General Partners of Charter Oak Associates, a Missouri general partnership (the "Partnership"), hereby adopt and approve the following resolutions and each and every action effected thereby with the same force and effect as though adopted at a special meeting of the General Partners:

      WHEREAS, PaineWebber Income Partners Four Limited Partnership ("PWIP") is a general partner of the Partnership;

      WHEREAS, Paragon/Charter Oak Associates, Ltd. ("Paragon") is a general partner of the Partnership;

      WHEREAS, PWIP and Paragon deem it to be in the best interests of the Partnership to sell to Realty Ventures I, Inc., a Missouri corporation (the "Buyer") certain real property and the improvements thereon, located at 11907 Charter House Lane, St. Louis County, Missouri, which property is known as the "Charter Oak Apartments" (the "Complex"); and

      RESOLVED, that each of PWIP and Paragon hereby: (i) authorizes the sale of the Complex to the Buyer in accordance with and pursuant to the terms of that certain Purchase and Sale Agreement, dated as of July 16, 1998 between the Partnership and the Buyer (the "Purchase Agreement"), and (ii) authorizes the execution of the Purchase Agreement and the delivery and performance of the obligations of the Partnership pursuant to the Purchase Agreement, including, without limitation, the execution and delivery of a Special Warranty Deed, Bill of Sale and General Assignment, Assignment and Assumption of Leases and Security Deposits, Assignment and Assumption of Maintenance and Service Agreements,
Certified Rent Roll, FIRPTA Affidavit, Tenant Notice Letters and all other documents necessary to effectuate the transactions contemplated thereby (all such documents, known hereinafter as the "Transaction Documents");

      RESOLVED, that PWIP is hereby authorized, empowered and directed, for and on behalf and in the name of the Partnership, as a general partner, to act singly on behalf of the Partnership to execute, acknowledge and deliver all Transaction Documents, to take all further actions, pay any and all such sums, and execute, deliver and, as appropriate, file any and all such agreements, instruments, documents and certificates as required or contemplated by the Purchase Agreement or the Transaction Documents, or which PWIP otherwise determines to be reasonably related to the purposes of the Purchase Agreement or the Transaction Documents or the consummation of the transactions contemplated thereby in each case in the name and on behalf of the Partnership as its general partner, provided that (i) each such agreement, instrument, document, and certificate contain such terms and conditions, changes therein, additions and amendments thereto, and deletions therefrom, if any, as shall be determined and approved by both PWIP and Paragon to be necessary, appropriate, or desirable, and (ii) Paragon reviews and approves the proposed settlement statement for the sale prior to the Closing;

      RESOLVED, that execution and delivery of the Transaction Documents by PWIP shall be conclusive evidence of PWIP's and Paragon's approval thereof, and any such changes, additions, deletions or modifications shall be deemed authorized by each of PWIP and Paragon in their capacities as general partners of the Partnership;

      RESOLVED, that PWIP acting singly is hereby authorized, empowered, directed for and on behalf of Paragon and the Partnership, to do and perform all such acts and things and to enter into, execute, acknowledge, deliver and follow all such certificates, agreements, acknowledgments, instruments, contracts, statements and other documents and to take such further actions as they may deem necessary or appropriate to effect the intent and accomplish the purposes of the preceding resolutions; and

      FINALLY RESOLVED, that each and every action taken by PWIP prior to the date and adoption of the foregoing resolutions which would have been authorized by the foregoing resolutions but for the fact that such actions were taken prior to such date, be, and each hereby is, ratified, approved, confirmed and adopted.






                        [DOCUMENT CONTINUES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first written above.

PWIP:                               PaineWebber Income Partners Four Limited
                                    Partnership, a Delaware limited
                                      partnership

                                    By:   Fourth Income Properties Fund,
                                          Inc., a Delaware corporation, its
                                          general partner


                                          By: /s/ Peter F. Sullivan
                                              ---------------------
                                               Name:  Peter F. Sullivan
                                               Title:   Vice President

PARAGON: Paragon/Charter Oak Associates, Ltd., a Missouri limited partnership, a general partner


                                    By: /s/ Lewis A. Levey
                                        ------------------
                                        Name:   Lewis A. Levey
                                        Title:   General Partner

                              SPECIAL WARRANTY DEED


 This Deed, Made and entered into this 16th day, of July, 1998, by and between

            Charter Oak Associates, a Missouri General Partnership

 of the County of St. Louis, State of Missouri parties of the first part, and

         MREF II PROPERTY IV,LLC, a Missouri Limited Liability Company 7701 Forsyth, Suite 900, Clayton, MO 63105

    of the County of St. Louis, State of Missouri party of the second part.


      WITNESSETH, that the said parties of the first part, for and in consideration of the sum of One Dollar and other valuable considerations paid by the said party of the second part, the receipt of which is hereby acknowledged, do by these presents, BARGAIN AND SELL, CONVEY AND CONFIRM unto the said party of the second part, the following described Real Estate, situated in the County of St. Louis and State of Missouri, to-wit:

                           see attached "Exhibit A"

      TO HAVE AND TO HOLD the same, together with all rights and appurtenances to the same belonging, unto the said party of the second part, and to the heirs and assigns of such party forever.

      The said parties of the first part hereby covenanting that said parties and the heirs, executors and administrators of such parties, shall and will WARRANT AND DEFEND the title to the premises unto the said party of the second part, and to the heirs and assigns of such party forever, against the lawful claims of all persons by and through the party of the first part and none other, excepting however, the general taxes of the calendar year 1998 and thereafter, and special taxes becoming a lien after the date of this deed.






                        [DOCUMENT CONTINUES ON NEXT PAGE]

      IN WITNESS WHEREOF, the said parties of the first part have hereunto set their hands the day and year first above written.

                                    Charter Oak Associates, a Missouri
                                    general partnership

                                    By:   PaineWebber Income Partners Four
                                          Limited Partnership, a Delaware
                                          limited partnership, its general
                                          partner

                                          By:   Fourth Income Properties
                                                Fund, Inc., a Delaware
                                                corporation, its general
                                                partner


                                                By:/s/ Peter F. Sullivan
                                                   ----------------------
                                                     Name: Peter F. Sullivan
                                                     Title: Vice President


Commonwealth of Massachusetts )
                        ) ss. On this 16th day of July, 1998, before me
County of Suffolk             )

personally appeared Peter Sullivan, as Vice President of Fourth Income Properties Fund, Inc., the general partner of PaineWebber Income Partners Four Limited Partnership, a general partner of Charter Oak Associates, to me known to be the person who executed the foregoing instrument, and acknowledged that he executed the same as the free act and deed of said corporation on behalf of Charter Oak Associates.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                    /s/ Linda Z. MacDonald
                                        ------------------
                                  Notary Public
                                  My term expires:

                                    EXHIBIT A

Parcel No. 1:     CHARTER OAKS PLAT NO. 1, according to the plat thereof
            recorded in Plat Book 126 Pages 84 and 85 of the St. Louis County Recorder's Office; EXCEPTING THEREFROM that part dedicated to the City of Creve Coeur recorded in Book 9053 page 2219 and Book 9053 page 2224.

Parcel No. 2:     CHARTER OAKS PHASE 2, according to the plat thereof
            recorded in Plat book 131 pages 62 and 63 of the St. Louis County Recorder's Office.

ADDRESS:    11907 Charter House Lane

                            CHARTER OAK APARTMENTS
                          ST. LOUIS COUNTY, MISSOURI


                       BILL OF SALE AND GENERAL ASSIGNMENT

      THIS BILL OF SALE AND GENERAL ASSIGNMENT (this "Bill of Sale") is executed as of the 16th day of July, 1998, by Charter Oak Associates ("Seller"), a Missouri general partnership having an office at c/o Paragon Group, 1401 South Brentwood Blvd., Suite 675, St. Louis, Missouri 63144, in favor of MREF II PROPERTY IV, LLC ("Purchaser"), a Missouri limited liability company, having an office at 7701 Forsyth, Suite 900, Clayton, Missouri 63105.

      1. Real Property. The "Real Property" shall mean the real property located in the County of St. Louis, State of Missouri, commonly known as "Charter Oak Apartments" and located at 11907 Charter House Lane, St. Louis County, Missouri.

      2. Personal Property. The "Personal Property" shall mean those certain articles of personal property which are described in Exhibit A attached to this Bill of Sale, and, to the extent owned by Seller, all personal property of every kind or description now or hereafter in or on the Land or the Improvements.

      3. Intangible Property. The "Intangible Property" shall mean, to the extent owned by Seller, all intangible assets of any nature relating to the land and improvements located at 11907 Charter House Lane, St. Louis, Missouri, and known as the Charter Oak Apartments (the "Property"), including without limitation, all of Seller's right, title and interest in all (i) warranties and guaranties relating to the Property or the Person Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Property, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Property, including the use of the name "Charter Oak Apartments" and (iv) all plans and specifications relating to the Property, in each case to the extent Seller may legally transfer the same.

      4. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property and the Intangible Property to Purchaser.

      5. As Is. The Personal Property is sold, transferred and delivered by Seller and hereby accepted by Purchaser in its current "as is" condition, without any warranties, covenants or representations by Seller. Without limiting the generality of the foregoing, the Personal Property is transferred, sold and delivered without any express or implied warranty of merchantability or fitness.

     6. Power and Authority. Seller represents and warrants to Purchaser that it is fully empowered and authorized to execute and deliver this Bill of Sale, and the individuals signing this Bill of Sale on behalf of Seller each represents and warrants to Purchaser that he or she is fully empowered and authorized to do so.

      7.   Counterparts.   This  Bill  of  Sale  may  be  executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                     SELLER:

                                    CHARTER OAK ASSOCIATES, a Missouri
                                    general partnership

                                    By:   PaineWebber Income Properties Four
                                          Limited Partnership, a Delaware
                                          limited partnership, a general
                                          partner

                                       By:  Fourth Income Properties Fund, Inc.,
                                            a Delaware corporation, its general
                                            partner


                                             By:/s/ Peter F. Sullivan
                                                ---------------------
                                                Name: Peter F. Sullivan
                                                Title: Vice President

                            CHARTER OAK APARTMENTS
                          ST. LOUIS COUNTY, MISSOURI

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the 16th of July, 1998, between Charter Oak Associates ("Assignor"), whose address is c/o Paragon Group, 1401 South Brentwood Boulevard, Suite 675, St. Louis, Missouri 63144 and MREF II PROPERTY IV, LLC, ("Assignee"), a Missouri limited liability company, whose address is 7701 Forsyth, Suite 900, Clayton, Missouri 63105.

      1. Property. The "Property" means the real property located in the County of St. Louis, State of Missouri, commonly known as "Charter Oak Apartments" and located at 11907 Charter House Lane, together with the building, structures and other improvements located thereon.

      2. Leases. The "Leases" means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in Exhibit A attached to this Assignment.

      3. Security Deposits. "Security Deposits" means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on attached Exhibit B.

      4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

      6. Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

      7. Attorneys' Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      10.   Counterparts.   This   Assignment   may  be   executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.




                         DOCUMENT CONTINUES ON NEXT PAGE

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.


                        ASSIGNOR:

                        CHARTER OAK ASSOCIATES, a Missouri general partnership

                        By: PaineWebber Income Partners Four Limited Partnership, a Delaware limited partnership, a general partner

                              By:   Fourth Income Properties Fund, Inc., a
                                    Delaware corporation, its general partner


                                    By:/s/ Peter F. Sullivan
                                       ---------------------
                                    Name: Peter F. Sullivan
                                    Title: Vice President

                        ASSIGNEE:

                        MREF II PROPERTY IV, LLC, a Missouri limited liability company

                        By: Michelson Real Estate Fund II, LLC, a Missouri limited liability company, its manager

                              By:   MREF Investors II, LLC, a Missouri
                                    limited liability company, its manager

                                    By:   MREF Management II, LLC, a Missouri
                                          limited liability company, its
                                          manager

                                          By:   Michelson Asset Management,
                                                Inc., a Missouri corporation,
                                                its manager


                                                By: /s/ Bruce V. Michelson
                                                    ----------------------
                                                Name: Bruce V. Michelson
                                                Title: President

                 ACKNOWLEDGMENT AND INDEMNIFICATION AGREEMENT


      This Acknowledgment and Indemnification Agreement (this "Agreement") is given as of this 16th day of July, 1998, by MREF II PROPERTY IV, LLC, a Missouri limited liability company (the "Indemnitor") for the benefit of Charter Oaks Associates ("Charter Oaks"), PaineWebber Income Partners Four Limited Partnership (?PWIP4") and Paragon/Charter Oaks Associates, Ltd. ("Paragon") (Charter Oaks, PWIP4 and Paragon are known hereafter collectively as the "Indemnified Party").

      WHEREAS, Charter Oaks, as Seller, and Realty Ventures I, Inc. ("Realty Ventures I"), as Buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement"), dated as of July 1998, concerning the sale and acquisition of certain property commonly referred to as Charter Oaks Apartments, located in St. Louis County, Texas (the "Property"); and

      WHEREAS, by Notice dated as of July 16, 1998, Realty Ventures I notified Charter Oak Associates that Realty Ventures I's nominee under the Purchase Agreement would be Indemnitor; and

      WHEREAS, the Property is subject to that certain loan in the original principal amount of $10,262,000.00 from TRI Capital Corporation ("Lender") to Charter Oaks, as Borrower (the "Existing Loan"), which Existing Loan will be prepaid at the time of Closing;

      WHEREAS, as a condition to prepayment, Lender has required that Charter Oaks execute a certain Notice of Use (a copy of which is attached hereto as Exhibit A), which Notice of Use must be recorded prior to the recording of the deed from Charter Oaks to Indemnitor;

      WHEREAS, in order to acknowledge Indemnitor's agreement to (1) take the Property subject to the Notice of Use, (2) abide by the terms of the Notice of Use and (3) indemnify Indemnified Party for failure to abide by the terms of the Notice of Use, Indemnitor has agreed to deliver this Acknowledgment and Indemnification Agreement.

      NOW THEREFORE, as a material inducement to Indemnified Party to consummate the sale of the Property to the Indemnitor, the undersigned agree as follows:

      1. Acknowledgment: Indemnitor acknowledges that it has agreed to take the Property subject to the Notice of Use.

      2. Covenant of Indemnitor. Indemnitor agrees not to violate the provisions of the Notice of Use.

      3. Indemnification. From and after the date hereof, Indemnitor agrees to indemnify, defend, and hold harmless Indemnified Party from and against all liabilities, claims, actions, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, and expenses (including reasonable costs and fees associated with any appeals) (collectively, "Losses") which Losses are threatened, incurred or suffered by Indemnified Party, or any Indemnified Party, based upon, arising out of, in connection with or by reason of Indemnitor's failure to abide by the terms of the Notice of Use.

      4. Binding. This Agreement shall be binding and inures to the benefit of the parties hereto and their respective successors and assigns.


                         DOCUMENT CONTINUES ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.


INDEMNITOR:                   MREF II PROPERTY IV, LLC, a Missouri limited
                              liability company

                              By:   Michelson Real Estate Fund II, LLC, a
                                    Missouri limited liability company, its
                                     manager

                                    By:   MREF Investors II, LLC, a Missouri
                                          limited liability company, its
                                          manager

                                          By:   MREF Management II, LLC, a
                                                Missouri limited liability
                                                company, its manager

                                                By:   Michelson Asset
                                                      Management Inc., a
                                                      Missouri corporation,
                                                      its manager

                                                      By:/s/ Bruce V. Michelson
                                                         ----------------------
                                                      Name: Bruce V. Michelson
                                                      Title: President

                    DISBURSEMENTS SUMMARY / BALANCE SHEET


Buyer/Borrower:    MREF II PROPERTY IV, LLC
    Seller:        Charter Oaks Associates
    Lender:        Mercantile Bank
Settlement Agent:  Title Insurers Agency, Inc.                      314-721-2142
                   226 S. Meramec
                   St. Louis, MO  63105
Settlement Date:   07-16-98                                          (14/C35556)
Property Location: 11907 Charter House Lane
                   St. Louis, MO  63141

                                INCOMING FUNDS


(204) Addl Earnest Money                                           250,000.00
MREF II PROPERTY IV, LLC                                         8,059,616.12
Check From Lender                                               12,840,000.00 W
                                    Total Incoming Funds        21,149,616.12

                                DISBURSEMENTS

Mercantile Bank                                                     21,400.00
     Commitment Fee                       21,400.00
Title Insurers Agency, Inc.                                         16,176.75
     Settlement or Closing fee             2,000.00
     Deliver Payoff                           20.00
     Copies                                  335.00
     Record HUD Agreement                     30.00
     Owner's 7 endorsements @ $50            350.00
     Owners' 3.1 Zoning                      400.00
     Mtg. 7 endorsements @ $50               350.00
     Title Insurance                      12,093.75
     Mtg. 3.1 Zoning                         400.00
     Rec. Fees D:27.00 M:63.00                90.00
     Recordings fees Releases                 21.00
     Recording fees Releases                  21.00
     Record Assign Rents                      36.00
     Record UCC                               30.00
Charter Oaks Associates         Closing Proceeds                10,819,904.31
Apartment Investment Advisors Ltd.                                 250,000.00
     Commission                          250,000.00
Weil/Chazen Realty Advisors         Weil/Chazen Realty Adv.         72,225.00
Title Insurers Agency, Inc.         Title Insurance                  4,031.25
W TRI Capital Corporation           Payoff of 1st Mortgage       9,959,072.50
Metropolitan Sewer District         Sewer Amount due thru            6,806.31
                                                                =============

Number of checks - 7                Total Disbursements         21,149,616.12

                              SELLER'S STATEMENT


Buyer/Borrower:    MREF II PROPERTY IV, LLC
    Seller:        Charter Oaks Associates
    Lender:        Mercantile Bank
Settlement Agent:  Title Insurers Agency, Inc.                      314-721-2142
                   226 S. Meramec
                   St. Louis, MO  63105
Settlement Date:   07-16-98
Property Location: 11907 Charter House Lane
                   St. Louis, MO  63141

CREDITS
-------

Sales Price                                                        21,400,000.00
Adj. July sewer               07-01-98 thru 07-31-98   $2,196.18        1,062.67
Adj July Serv. Cont.          07-01-98 thru 07-31-98   $3,668.89        1,775.27
28 mo. 16 days Decor Payment                                            2,472.67
                                                                  --------------
      Total Credits To Seller                   TOTAL CREDITS      21,405,310.61

DEBITS
------

Commissions - total commissions:          250,000.00                  250,000.00
                  250,000.00 Apartment Investment Advisors Ltd.
Settlement or Closing fee     Title Insurers Agency, Inc.               1,000.00
Deliver Payoff                Title Insurers Agency, Inc.                  20.00
Copies                        Title Insurers Agency, Inc.                 335.00
Record HUD Agreement          Title Insurers Agency, Inc.                  30.00
Pitney Bowes Postage                                                      -43.90
Recording Fees                Title Insurers Agency, Inc.                  42.00
Credit prepaid pool contract                                           -3,606.13

Payoff of first mortgage      TRI Capital Corporation               9,959,072.50
Deposit retained by seller                                             50,000.00
Security deposits                                                     107,740.00
Prepaid Rents                                                          15,086.52
County Taxes   01-01-98 to 07-16-98                                    85,706.90
Adj. July Rent                07-01-98 thru 07-31-98  233,982.00      113,217.10
Sewer Amount due thru July    Metropolitan Sewer District               6,806.31
                                                                   -------------

      Less Total Reductions In Amount Due Seller    TOTAL DEBITS   10,585,406.30

BALANCE
-------                                                           ==============

      To:  X   or From:   Seller                                   10,819,904.31

APPROVED:

Charter Oaks Associates
-----------------------

BY: _______________________                          __________________________
                                                     Title Insurers Agency, Inc.
(14/C35556)

                              BUYER'S STATEMENT

Buyer/Borrower:    MREF II PROPERTY IV, LLC
    Seller:        Charter Oaks Associates
    Lender:        Mercantile Bank
Settlement Agent:  Title Insurers Agency, Inc.                      314-721-2142
                   226 S. Meramec
                   St. Louis, MO  63105
Settlement Date:   07-16-98
Property Location: 11907 Charter House Lane
                   St. Louis, MO  63141

DEBITS
------
Purchase Price                                                     21,400,000.00
Adj. July sewer               07-01-98 thru 07-31-98   $2,196.18        1,062.67
Adj July Serv. Cont.          07-01-98 thru 07-31-98   $3,668.89        1,775.27
28 mo. 16 days Decor Payment                                            2,472.67
Weil/Chazen Realty Advisors   Weil/Chazen Realty Advisors              72,225.00
Commitment Fee                Mercantile Bank                          21,400.00
Settlement or Closing fee     Title Insurers Agency, Inc.               1,000.00
Owner's 7 endorsements @ $50  Title Insurers Agency, Inc.                 350.00
Owners' 3.1 Zoning            Title Insurers Agency, Inc.                 400.00
Mtg. 7 endorsements @ $50     Title Insurers Agency, Inc.                 350.00
Title Insurance               Title Insurers Agency, Inc.              16,125.00
Mtg. 3.1 Zoning               Title Insurers Agency, Inc.                 400.00
Pitney Bowes Postage                                                       43.90
Recording Fees                Title Insurers Agency, Inc.                  90.00
Record Assign Rents           Title Insurers Agency, Inc.                  36.00
Record UCC                    Title Insurers Agency, Inc.                  30.00
Credit prepaid pool contract                                            3,606.13
                                                                 ---------------

     Gross Amount Due From Buyer/Borrower         TOTAL DEBITS     21,521,366.64

CREDITS
-------
Deposit or Earnest money                                               50,000.00
Principal Amount of New Loan(s)                                    12,840,000.00
Addl Earnest Money                                                    250,000.00
Security Deposits                                                     107,740.00
Prepaid Rents                                                          15,086.52
County Taxes               01-01-98 to 07-16-98                        85,706.90
Adj. July Rent             07-01-98 thru 07-31-98  233,982.00         113,217.10
                                                                 ---------------

     Less Total Credits to Buyer/Borrower         TOTAL CREDITS    13,461,750.52

BALANCE
-------                                                          ===============
      From:  X   or To   Buyer/Borrower                             8,059,616.12

APPROVED:

MREF II PROPERTY IV, LLC
------------------------

BY:________________________                          __________________________
                                                     Title Insurers Agency, Inc.
(14/C35556)